Exhibit 99.1

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IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

RAIT FUNDING, LLC,	Case No. 19-11915 (BLS)
a Delaware limited liability company, et al.,[1]

Debtors.	(Jointly Administered)
Re: Docket No. 53

ORDER (I) AUTHORIZING AND APPROVING EQUITY AND ASSET PURCHASE

AGREEMENT; (II) APPROVING SALE OF SUBSTANTIALLY ALL OF THE

DEBTORS’ ASSETS FREE AND CLEAR OF ALL LIENS, CLAIMS, INTERESTS, AND

ENCUMBRANCES; (III) AUTHORIZING THE DEBTORS

TO CONSUMMATE TRANSACTIONS RELATED TO THE ABOVE;

AND (IV) GRANTING RELATED RELIEF

Upon the motion (the “Motion”) of the above-captioned debtors and debtors in possession (collectively, the “Debtors”) pursuant to, inter alia, sections 105(a) and 363 of title 11 of the United States Code (the “Bankruptcy Code”) and rules 2002, 6004, 6006, 9007 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) for, inter alia, entry of an order (this “Sale Order”) (a) authorizing and approving that certain Equity and Asset Purchase Agreement, dated as of August 30, 2019 [D.I. 53], and as amended as of October 4, 2019 [D.I. 129] (as the same may further amended, supplemented or modified, from time to time in accordance with its terms, the “Purchase Agreement”), by and among RAIT Financial Trust, RAIT General, Inc., RAIT Limited, Inc., and Taberna Realty Finance Trust (collectively, the “Sellers” and each individually, a “Seller”), and CF RFP Holdings LLC (the “Buyer”), (b)

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are as follows: RAIT Funding, LLC, a Delaware limited liability company (9983); RAIT Financial Trust, a Maryland real estate investment trust (9819); RAIT General, Inc., a Maryland corporation (9987); RAIT Limited, Inc., a Maryland corporation (9773); Taberna Realty Finance Trust, a Maryland real estate investment trust (3577); RAIT JV TRS, LLC, a Delaware limited liability company (3190); and RAIT JV TRS Sub, LLC, a Delaware limited liability company (4870). The mailing address for all Debtors is Two Logan Square, 100 N. 18th Street, 23rd Floor, Philadelphia, Pennsylvania 19103 (Attn: John J. Reyle).

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approving the sale by the Sellers of the Purchased Assets2 pursuant to the Purchase Agreement, (c) authorizing the Debtors to consummate transactions related to the Purchase Agreement and (d) granting related relief, all as more fully described in the Motion; and the Court having entered on October 2, 2019, the Order (I) Establishing the Bidding Procedures, Including Approval of a Break-Up Fee and Expense Reimbursement, and (II) Granting Related Relief [D.I. 126] (the “Bidding Procedures Order”); and the Debtors having determined that the only Qualified Bid (as defined in the Bidding Procedures Order) for the Purchased Assets was made by the Buyer pursuant to the Purchase Agreement; and the executed Purchase Agreement having been filed with the Court; and the Court having conducted a hearing on December 5, 2019 (the “Sale Hearing”), at which time all parties in interest were offered an opportunity to be heard with respect to the proposed sale by the Debtors of the Purchased Assets that are owned by the Debtors (the “Sold Assets”3, and the sale thereof to the Buyer and any Buyer Designees (as defined below), the “Sale”), to consider the approval of the Sale pursuant to the terms and conditions of the Purchase Agreement; and the Court having considered: (i) the Motion and any objections thereto; (ii) the Bidding Procedures Order; (iii) the Purchase Agreement; (iv) the arguments of counsel made, and evidence adduced, related thereto; (v) the evidence presented in support of the relief requested in the Motion in the Declaration of Andrew Kramer in Support of the Debtors’ Motion for Entry of an Order (I) Establishing the Bidding Procedures, Including Approval of a Break-Up Fee and Expense Reimbursement, (II) Approving the Sale of

[2]	Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.
[3]

The Purchase Agreement defines the Purchased Assets to include not only those assets being acquired directly by the Buyer (or a Buyer Designee) from the Debtors, but also assets owned by direct or indirect non-debtor subsidiaries that are being acquired indirectly by the Buyer by virtue of its purchase of the equity interests of RAIT Partnership, L.P. from RAIT General and RAIT Limited. Sold Assets (as defined in this Order), on the other hand, includes only those Purchased Assets that are being acquired directly by the Buyer (or a Buyer Designee) from the Debtors. Neither Sold Assets nor Purchased Assets include Causes of Action (as defined in the Debtors’ Joint Chapter 11 Plan [D.I. 139]) held by the Debtors or their Estates (as defined in the Plan), other than as set forth in the definition of “Intellectual Property” in the Purchase Agreement.

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Substantially All of the Assets Free and Clear of All Liens, Claims, Interests, and Encumbrances, and (III) Granting Related Relief [D.I. 114], the Declaration of Andrew Kramer in Support of the Sale of Substantially All of the Debtors’ Assets to CF RFP Holdings LLC [D.I. 253], and the Declaration of John J. Reyle in Support of the Sale of Substantially All of the Debtors’ Assets to CF RFP Holdings LLC [D.I. 254]; and (vi) the full record in these chapter 11 cases, including the record related to the hearing to consider the Bidding Procedures Order (the “Bidding Procedures Hearing”) and the Sale Hearing held before the Court; all parties in interest having been heard, or having had the opportunity to be heard, regarding the approval of the Purchase Agreement and the Sale and the other transactions contemplated by the Purchase Agreement; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates, their creditors, and other parties in interest; it is hereby FOUND, CONCLUDED, AND DETERMINED THAT:4

A. Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to these chapter 11 cases pursuant to Bankruptcy Rule 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B. Jurisdiction. This Court has jurisdiction over the Motion and over the property of the Debtors, including the Sold Assets to be sold, transferred, and conveyed pursuant to the Purchase Agreement, pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. This is a core proceeding pursuant to 28 U.S.C. § 157(b)(2). Venue of these chapter 11 cases and the Motion in this district and Court is proper under 28 U.S.C. §§ 1408 and 1409.

[4]	All findings of fact and conclusions of law announced by the Court at the Sale Hearing in relation to the Motion are hereby incorporated herein to the extent not inconsistent herewith.

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C. Final Order. This Sale Order constitutes a final order within the meaning of 28 U.S.C. § 158(a). Notwithstanding Bankruptcy Rule 6004(h), and to any extent necessary under Bankruptcy Rule 9014 and rule 54(b) of the Federal Rules of Civil Procedure, as made applicable by Bankruptcy Rule 7054, this Court finds that there is no just reason for delay in the implementation of this Sale Order, and directs entry of judgment as set forth herein.

D. Property of the Estate. The Sold Assets constitute property of the Debtors’ estates and title thereto is vested in the Debtors’ estates within the meaning of section 541(a) of the Bankruptcy Code.

E. Statutory Bases For Relief. The statutory bases for the relief requested in the Motion are sections 105(a) and 363 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 9007 and 9014.

F. Petition Date. On August 30, 2019 (the “Petition Date”), each of the Debtors filed a voluntary petition under chapter 11 of the Bankruptcy Code. Since the Petition Date, the Debtors have continued to operate their businesses and manage their properties as debtors in possession pursuant to Bankruptcy Code sections 1107 and 1108. On September 17, 2019, the United States Trustee appointed the Official Committee of Unsecured Creditors [D.I. 65] (the “Creditors’ Committee”).

G. Bidding Procedures Order. This Court entered the Bidding Procedures Order on October 2, 2019, (1) establishing bidding and auction procedures; (2) approving the Break-up Fee and the Expense Reimbursement (each, as used in the Bidding Procedures Order); (3) scheduling an auction (if necessary) and the Sale Hearing, to the extent set forth in the Bidding Procedures Order; (4) approving the form and manner of notice of all procedures, protections, schedules, and agreements; and (5) granting certain related relief.

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H. Notice. As evidenced by the affidavits of service and publication previously filed with the Court [D.I. 137 & 154], and based on the representations of counsel at the Sale Hearing, due, proper, timely, adequate, and sufficient notice of the Motion, the Bidding Procedures Order, the Bidding Procedures Hearing, the Sale Hearing and the Sale has been provided in accordance with sections 102(1) and 363 of the Bankruptcy Code and Bankruptcy Rules 2002, 6004, 9007, and 9014 and in compliance with the Bidding Procedures Order, to each party entitled to such notice, including, as applicable: (1) the U.S. Trustee; (2) counsel to the Creditors’ Committee; (3) all parties known or reasonably believed by the Debtors to have asserted any lien, encumbrance or claim on, or other interest in, any of the Sold Assets, if any; (4) all parties who have expressed a written interest in the Purchased Assets; (5) each governmental agency that is an interested party with respect to the sale of the Purchased Assets contemplated by the transactions proposed thereunder; (6) all applicable state and local taxing authorities in the jurisdictions in which the Debtors may have tax liability; (7) counsel to the Buyer; and (8) all other parties who have requested notice under Bankruptcy Rule 2002 as of the date of entry of the Bidding Procedures Order. With respect to entities whose identities are not reasonably ascertained by the Debtors, publication of the Sale Notice (as defined in the Motion and, as modified for publication, the “Publication Sale Notice”) in the National Edition of USA Today on October 7, 2019, as evidenced by the Affidavit of Don Whitman of MCA Russell Johns Associates LLC Regarding Publication of Sale Notice in USA Today filed on October 21, 2019 [D.I. 154], was, and is deemed, sufficient, and reasonably calculated under the circumstances to reach such entities. The notices described above were good, sufficient, and appropriate under the

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circumstances, and no other or further notice of the Motion, the Bidding Procedures Order, the Bidding Procedures, the Sale, and the Sale Hearing is, or shall be, required. The Publication Sale Notice and the Sale Notice (collectively, the “Sale Procedures Notice”) provided all interested parties with timely and proper notice of the Sale contemplated by the Purchase Agreement, the Bidding Procedures, the Bidding Procedures Order, the Sale and the Sale Hearing.

I. Disclosures. The disclosures made by the Debtors in the Motion, the Sale Procedures Notice, and related documents filed with the Court concerning the Purchase Agreement, the Bidding Procedures Order, the Bidding Procedures Hearing, the Sale and the Sale Hearing were good, complete and adequate.

J. Sale and Marketing Process. The Bidding Procedures set forth in the Bidding Procedures Order were non-collusive, proposed and executed in good faith as a result of arms’-length negotiations, and substantively and procedurally fair to all parties. The Debtors conducted the sale process in accordance with, and have otherwise complied in all respects with, the Bidding Procedures Order. The sale process set forth in the Bidding Procedures Order afforded a full, fair, and reasonable opportunity for any entity to make a higher or otherwise better offer to purchase the Purchased Assets.

K. Successful Bidder. The Debtors determined, in accordance with their business judgment and the Bidding Procedures Order and in consultation with the Creditors’ Committee, that the Buyer’s bid was the sole Qualified Bid. As a result, the Debtors declared the Buyer the Winning Bidder (as defined in the Bidding Procedures Order) in a notice filed with this Court [D.I. 231] (the “Notice of Winning Bid”) and cancelled the Auction (as defined in the Bidding Procedures Order).

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L. Highest and Best Bid. The terms contained in the Purchase Agreement constitute the highest and best offer for the Sold Assets and the transactions contemplated by the Purchase Agreement will provide a greater recovery for the Sellers’ estates for the Sold Assets than would be provided by any other available alternative. The Sellers’ determination that the transactions contemplated by the Purchase Agreement constitute the highest and best offer for the Sold Assets constitutes a valid and sound exercise of the Sellers’ business judgment. The Purchase Agreement and the Sale contemplated thereby represent a fair and reasonable offer to purchase the Sold Assets under the circumstances of the chapter 11 cases. No other entity or group of entities has presented a higher or otherwise better offer to the Sellers to purchase the Sold Assets for greater economic value to the Sellers’ estates than the Buyer.

M. Best Interests of Estates, Creditors and Parties In Interest. Given all of the circumstances of the chapter 11 cases and the adequacy and fair value of the consideration provided by the Buyer under the Purchase Agreement, the transactions contemplated by the Purchase Agreement constitute a reasonable and sound exercise of the Sellers’ business judgment, are in the best interests of the Debtors, their estates, their creditors, and other parties in interest, and should be approved.

N. Sound Business Purpose. The Debtors have demonstrated compelling circumstances and a good, sufficient, and sound business purpose and justification for the Sale outside the ordinary course of business under section 363(b) of the Bankruptcy Code, and before, and outside of, a plan of reorganization, and such action is an appropriate exercise of the Debtors’ business judgment and in the best interests of the Debtors, their estates, and their creditors. Such business reasons include, but are not limited to, the fact that: (1) the Sale contemplated by the Purchase Agreement constitutes the highest and best offer for the Sold Assets; (2) the Purchase Agreement and the consummation of the transactions contemplated thereby present the best option available to the Debtors to realize the value of the Debtors’ assets; and (3) any other transaction would not yield as favorable an economic result.

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O. Good Faith. The Buyer (including any Buyer Designees or any of the Buyer’s or any Buyer Designee’s respective Affiliates, successors and assigns) is purchasing the Sold Assets in good faith and is a good faith buyer within the meaning of section 363(m) of the Bankruptcy Code. Neither the Buyer nor any Buyer Designees nor any of their respective Affiliates, officers, directors, managers, members, partners, principals, or direct and indirect equityholders (or equivalent) or any of their respective representatives, successors or assigns is an “insider” (as defined under section 101(31) of the Bankruptcy Code) of any Debtor, and, therefore, each such person is entitled to the full protections of section 363(m) of the Bankruptcy Code, and otherwise has proceeded in good faith in all respects in connection with these chapter 11 cases in that: (1) the Buyer recognized that the Debtors were free to deal with any other party interested in acquiring the Purchased Assets; (2) the Buyer complied with the provisions of the Bidding Procedures Order; (3) the Buyer’s bid was subject to the competitive bidding procedures set forth in the Bidding Procedures Order; (4) all payments to be made by the Buyer and other agreements or arrangements entered into by the Buyer in connection with the Sale have been disclosed; (5) the Buyer has not violated section 363(n) of the Bankruptcy Code by any action or inaction; and (6) the negotiation and execution of the Purchase Agreement, including the transactions contemplated thereby, were conducted at arms’-length and in good faith. There was no evidence of insider influence or improper conduct by the Buyer or any of its Affiliates in connection with the negotiation of the Purchase Agreement with the Debtors. The Purchase Agreement does not commit the Buyer, any Affiliate of the Buyer which the Buyer designates to acquire a portion of the Sold Assets (each, a “Buyer Designee”) or any of their Affiliates, successors or assigns to offer employment to any employee of the Debtors or the Debtors’ Affiliates.

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P. No Collusion. The Purchase Agreement and the transactions contemplated thereby cannot be avoided under section 363(n) of the Bankruptcy Code. None of the Debtors, the Buyer, any Buyer Designee or any of their respective Affiliates, officers, directors, managers, members, partners, principals, or direct and indirect equityholders (or equivalent) or any of the respective representatives, attorneys, successors or assigns of the foregoing has engaged in any conduct that would cause or permit the Purchase Agreement or the consummation of the transactions contemplated thereby to be avoided, or costs or damages to be imposed, under section 363(n) of the Bankruptcy Code.

Q. Fair Consideration. The consideration provided by the Buyer pursuant to the Purchase Agreement: (1) is fair and adequate; (2) constitutes reasonably equivalent value, fair consideration and fair value under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia (including the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act and similar laws); and (3) will provide a greater recovery for the Debtors’ estates than would be provided by any other reasonably practicable available alternative.

R. Buyer Not a Successor. By consummating the transactions contemplated by the Purchase Agreement, the Buyer, any Buyer Designee, each of their Affiliates, each of the Acquired RAIT Entities and their respective successors and assigns (the foregoing, collectively, the “Buyer Parties”) are not a mere continuation of any Debtor or any Debtor’s estate, and there is no continuity, no common identity, and no continuity of enterprise between any of the Buyer

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Parties, on the one hand, and any Debtor, on the other hand. The Buyer Parties are not holding themselves out as a continuation of any Debtor. The Buyer Parties are not a successor to any Debtor or any Debtor’s estate by reason of any theory of law or equity, and the transactions contemplated by the Purchase Agreement do not amount to a consolidation, merger, or de facto merger of any of the Buyer Parties, on the one hand, and any Debtor, on the other hand. Neither the Buyer Parties nor any of their respective officers, directors, managers, members, partners, principals and direct and indirect equityholders (or equivalent) shall assume or in any way be responsible for any obligation or liability of any Debtor or any Debtor’s estate, including any obligation under any collective bargaining agreement or labor practice agreement, if any, except as expressly provided in the Purchase Agreement.

S. No Sub Rosa Plan. The transactions contemplated by the Purchase Agreement neither impermissibly restructure the rights of the Debtors’ creditors nor impermissibly dictate the terms of a chapter 11 plan of liquidation or reorganization of the Debtors. The transactions contemplated by the Purchase Agreement do not constitute a sub rosa or de facto plan of reorganization or liquidation as they do not propose to (i) impair or restructure existing debt of, or equity interests in, the Debtors, (ii) impair or circumvent voting rights with respect to any plan proposed by the Debtors, (iii) circumvent chapter 11 safeguards, such as those set forth in section 1125 and section 1129 of the Bankruptcy Code, or (iv) classify claims or equity interests or extend debt maturities.

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T. Power and Authority. Pursuant to the terms of this Sale Order, each of the Debtors has the right to sell its respective right, title and interest in and to the Sold Assets. The Debtors are authorized to take all actions as may be necessary, appropriate or desirable to cause any of their respective direct or indirect Subsidiaries to consummate the transactions contemplated by the Purchase Agreement. The Debtors, acting by and through their existing agents, representatives and officers, have full power and authority to execute and deliver, and take all actions as may be necessary, appropriate or desirable to cause any of their respective direct or indirect Subsidiaries to execute and deliver, the Purchase Agreement and all other documents contemplated thereby (including, but not limited to, if applicable, that certain Termination Agreement to be entered into on the Closing Date (the “Intercompany Termination Agreement”)), and upon entry of this Sale Order, the Debtors require no further consents or approvals to consummate the transactions contemplated by the Purchase Agreement, except as otherwise set forth in the Purchase Agreement.

U. Binding Agreement. The Purchase Agreement is a valid and binding contract between the Sellers and the Buyer and shall be enforceable pursuant to its terms. The Purchase Agreement was not entered into for the purpose of hindering, delaying or defrauding creditors under the Bankruptcy Code or under other laws of the United States, any state, territory, possession or the District of Columbia. The Purchase Agreement and the consummation of the transactions contemplated thereby shall be, to the extent provided in the Purchase Agreement, specifically enforceable against and binding upon (without posting any bond) the Debtors and any chapter 7 or chapter 11 trustee appointed in any of the Debtors’ chapter 11 cases, and shall not be subject to rejection or avoidance by the foregoing parties or any other person.

V. Valid Transfer. The transfer of each of the Sold Assets to the Buyer or any Buyer Designee in accordance with the Purchase Agreement will be, as of the Closing Date or such other date as set forth in the Purchase Agreement, a legal, valid, and effective transfer of such Sold Assets, and vests or will vest the Buyer or the applicable Buyer Designee with all right, title, and interest of the Debtors in and to the Sold Assets free and clear of all Interests or Claims (as defined below), unless otherwise expressly assumed under, or expressly permitted by, the Purchase Agreement.

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W. Free and Clear Sale. Any Debtor may sell its right, title and interest in and to the Sold Assets free and clear of all Interests or Claims against such Debtor, its estate, or any of the Sold Assets (unless otherwise expressly assumed under, or expressly permitted by, the Purchase Agreement) because, in each case, one or more of the standards set forth in section 363(f)(1)–(5) of the Bankruptcy Code has been satisfied. If the Sale were not free and clear of all Interests or Claims, or if the Buyer Parties would, or in the future could, be liable for any of the Interests or Claims (except as otherwise assumed under, or permitted by, the Purchase Agreement), the Buyer would not have entered into the Purchase Agreement and would not consummate the Sale, thus adversely affecting the Debtors and their estates and creditors. The total consideration to be provided under the Purchase Agreement reflects the Buyer’s reliance on this Sale Order to provide the Buyer Parties, pursuant to sections 105(a) and 363(f) of the Bankruptcy Code, with title to and possession of the Sold Assets free and clear of all Interests or Claims (except as otherwise expressly assumed under, or permitted by, the Purchase Agreement).

X. Single Integrated Transaction. The Purchase Agreement and the transactions contemplated thereby must be approved and the Closing must occur to preserve the value of the Debtors’ assets. Entry of this Sale Order approving the Purchase Agreement is a necessary condition precedent to the Buyer or any Buyer Designee consummating the Sale. The transactions contemplated by the Purchase Agreement and the Sale are inextricably linked and technically and collectively constitute a single, integrated transaction.

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Y. Consummation is Legal, Valid and Authorized. The consummation of the transactions contemplated by the Purchase Agreement is legal, valid, and properly authorized under all applicable provisions of the Bankruptcy Code, including sections 105(a), 363(b), 363(f) and 363(m) of the Bankruptcy Code and all of the applicable requirements of such sections have been complied with in respect of the transactions contemplated by the Purchase Agreement.

Z. Legal and Factual Bases. The legal and factual bases set forth in the Motion and at the Sale Hearing establish just cause for the relief granted herein.

NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT:

1. The relief requested in the Motion is granted as set forth herein.

2. Any and all objections and responses to the Motion, the entry of this Sale Order, the Sale or the relief granted herein that have not been withdrawn with prejudice, waived, settled, or resolved, and all reservations of rights included therein, are hereby overruled and denied on the merits with prejudice.

3. Notice of the Motion, the Bidding Procedures Order, the Bidding Procedures Hearing, the Sale Hearing, and the Sale was fair and equitable under the circumstances and complied in all respects with section 102(1) of the Bankruptcy Code and Bankruptcy Rules 2002, and 6004. The Court’s findings of fact and conclusions of law in the Bidding Procedures Order, including the record of the Bidding Procedures Hearing, are incorporated herein by reference.

4. No appeal, motion to reconsider, or similar pleading has been filed with respect to the Bidding Procedures Order, and the Bidding Procedures Order is a final order of the Court, has not been vacated, withdrawn, rescinded, or amended and remains in full force and effect.

Approval of the Sale of the Sold Assets

5. The Purchase Agreement and all other ancillary documents, and all of the terms and conditions thereof, including the Sale, are hereby approved in all respects.

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6. Pursuant to section 363 of the Bankruptcy Code, entry by the Debtors into the Purchase Agreement is hereby authorized and approved as a valid exercise of the Debtors’ business judgment. Pursuant to sections 105 and 363 of the Bankruptcy Code, the Debtors are authorized to continue performance under and make all payments required by the Purchase Agreement and all other ancillary documents as and when due thereunder without further order of this Court. Pursuant to section 363(b) of the Bankruptcy Code, the Debtors, acting by and through their existing agents, representatives and officers, are authorized and empowered, without further order of this Court, to take any and all actions (or, as applicable, cause or direct any of their respective direct or indirect Subsidiaries to take any and all actions) necessary, appropriate or desirable to: (a) consummate the Sale pursuant to and in accordance with the terms and conditions of the Purchase Agreement; (b) transfer and assign to the Buyer or the applicable Buyer Designees all of the respective rights, title, and interests to all assets, property, licenses, and rights to be conveyed by them in accordance with the terms and conditions of the Purchase Agreement; and (c) execute and deliver, perform under, consummate, and implement the Purchase Agreement, the Intercompany Termination Agreement, if applicable, and all additional agreements, instruments and documents that may be reasonably necessary, appropriate or desirable to implement the Purchase Agreement and the Sale, including any other ancillary documents, deeds, assignments, stock powers, transfers of membership or partnership interests and other instruments of transfer, or as may be reasonably necessary or appropriate to the performance of the obligations as contemplated by the Purchase Agreement and such other ancillary documents. Neither the Buyer nor any Debtor shall have any obligation to proceed with the Closing under the Purchase Agreement until all conditions precedent to its obligations to do so have been met, satisfied, or waived.

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7. The Debtors are authorized to file or cause to be filed with the secretary of state of any state or other applicable officials of any applicable Governmental Units (as defined in section 101(27) of the Bankruptcy Code), any and all certificates, agreements, amendments, instruments or documents necessary or appropriate to effectuate the transactions contemplated by the Purchase Agreement, any related agreements and this Sale Order, including amended and restated certificates or articles of incorporation and by-laws or certificates or articles of amendment, and all such other actions, filings, or recordings as may be required under appropriate provisions of the applicable laws of all applicable Governmental Units or as any of the officers of the Debtors may determine are necessary or appropriate. The execution of any such document or the taking of any such action shall be, and hereby is, deemed conclusive evidence of the authority of such person to so act.

8. This Sale Order shall be binding in all respects upon the Debtors, their estates, all creditors, all holders of equity interests in the Debtors, all holders of any Interests or Claims against any Debtor, any holders of Interests or Claims against or on all or any portion of the Sold Assets, all counterparties to any executory contract or unexpired lease of the Debtors, the Buyer, any trustees, examiners, or other fiduciary under any section of the Bankruptcy Code, if any, subsequently appointed in any of the Debtors’ chapter 11 cases or upon a conversion to chapter 7 under the Bankruptcy Code of any of the Debtors’ chapter 11 cases, and any filing agents, filing officers, title agents, recording agencies, secretaries of state, or other persons and entities who may be required by operation of law, the duties of their office or contract, to accept, file, register, or otherwise record or release any documents or instruments or who may be required to report or insure any title in or to the Sold Assets. The terms and provisions of the Purchase Agreement and this Sale Order shall inure to the benefit of the Debtors, their estates and their creditors, the Buyer Parties, and any other affected third parties, including all persons asserting any Interests or Claims in the Sold Assets, notwithstanding any subsequent appointment of any trustee(s), party,

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entity, or other fiduciary under any section of any chapter of the Bankruptcy Code, as to which trustee(s), party, entity, or other fiduciary such terms and provisions likewise shall be binding. Nothing contained in any chapter 11 plan confirmed in any of these chapter 11 cases, any order confirming any such chapter 11 plan or any order approving wind-down or dismissal of any of these chapter 11 cases or any subsequent chapter 7 cases (including any discharge of claims thereunder) shall alter, conflict with or derogate from the provisions of this Sale Order or the Purchase Agreement, and to the extent of any conflict or derogation between this Sale Order or the Purchase Agreement and such future plan or order, the terms of this Sale Order and the Purchase Agreement shall control. This Sale Order shall survive any dismissal or conversion of any of these chapter 11 cases.

Sale and Transfer of Sold Assets

9. Pursuant to sections 105(a), 363(b) and 363(f) of the Bankruptcy Code, upon the Closing Date or such other date as set forth in the Purchase Agreement, and pursuant to and except as otherwise set forth in the Purchase Agreement, the Sold Assets shall be transferred to the Buyer or any Buyer Designee free and clear of all encumbrances, claims, interests, liens, mortgages, restrictions, hypothecations, charges, indentures, loan agreements, instruments, collective bargaining agreements, leases, licenses, options, deeds of trust, security interests, other interests, conditional sale or other title retention agreements, pledges, and other liens (including mechanics’, materialman’s, and other consensual and non-consensual liens and statutory liens), judgments, demands, encumbrances, rights of first refusal, offsets, contracts, recoupment, rights of recovery, claims for reimbursement, contribution, indemnity, exoneration, products liability, alter-ego, environmental, or tax, whether federal or state, decrees of any court or foreign or domestic governmental entity, or charges of any kind or nature, if any, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership,

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debts arising in any way in connection with any agreements, acts, or failures to act, including any pension liabilities, retiree medical benefit liabilities, liabilities related to the Employee Retirement Income Security Act of 1974, liabilities related to the Internal Revenue Code, or any other liability relating to Debtors’ current and former employees, including any withdrawal liabilities (under any multiemployer pension plans or otherwise) or liabilities under any collective bargaining agreement or labor practice agreement, of the Debtors or any of the Debtors’ predecessors, whether known or unknown, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, perfected or unperfected, allowed or disallowed, contingent or non-contingent, liquidated or unliquidated, matured or unmatured, asserted or unasserted, material or non-material, or disputed or undisputed, accruing or arising prior to the Closing Date or such other date as set forth in the Purchase Agreement, as applicable, and whether imposed by agreement, understanding, law, equity or otherwise, including claims otherwise arising under doctrines of successor liability (other than Assumed Liabilities and Permitted Encumbrances) (collectively, the “Interests or Claims”), with all such Interests or Claims to attach to the proceeds of the Sale in the order of their priority, with the same validity, force, and effect that they now have as against the Sold Assets, subject to any claims, setoffs, deductions, offsets, and defenses the Debtors may possess with respect to such Interests or Claims. Without limiting the generality of the foregoing, “Interests or Claims” shall include any and all liabilities or obligations whatsoever arising under or out of, in connection with, or in any way relating to (in each case, other than Assumed Liabilities and Permitted Encumbrances): (1) any labor agreements or any of the employee benefit plans, including any Interests or Claims related to unpaid contributions or current or potential withdrawal or termination liability; (2) any of the Debtors’ collective bargaining

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agreements, if any; (3) the Worker Adjustment and Retraining Notification Act of 1988; or (4) any of the Debtors’ current and former employees. Those holders of Interests or Claims who did not object (or who ultimately withdrew their objections, if any) to the Sale are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code. Those holders of Interests or Claims who did object that have an interest in the Sold Assets could be compelled in a legal or equitable proceeding to accept money satisfaction of such Interest or Claim pursuant to section 363(f)(5) or fall within one or more of the other subsections of section 363(f) of the Bankruptcy Code and are therefore adequately protected by having their Interests or Claims that constitute interests in the Sold Assets, if any, attach solely to the proceeds of the Sale ultimately attributable to the property in which they have an interest, in the same order of priority and with the same validity, force and effect that such holders had prior to the Sale, subject to any claims, setoffs, deductions, offsets, and defenses of the Debtors to such Interests or Claims.

10. On the Closing Date or such other date as set forth in the Purchase Agreement, this Sale Order shall be construed and shall constitute for any and all purposes a full and complete general assignment, conveyance, and transfer of all of the Sold Assets or a bill of sale transferring good and marketable title in such Sold Assets to the Buyer or the applicable Buyer Designees pursuant to the terms and allocations set forth in the Purchase Agreement.

11. All persons are prohibited and enjoined from taking any action to adversely affect or interfere with the ability of the Debtors to transfer the Sold Assets to the Buyer or the applicable Buyer Designees in accordance with the Purchase Agreement and this Sale Order; provided, however, that the Debtors shall not be responsible for any defense or other costs associated with the enforcement of the foregoing.

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12. Subject to the terms and conditions of this Sale Order, the transfer of the Sold Assets to the Buyer or the applicable Buyer Designees pursuant to the Purchase Agreement and the consummation of the Sale and any related actions contemplated thereby do not require any consents other than as specifically provided for in the Purchase Agreement, constitute a legal, valid, and effective transfer of the Sold Assets, notwithstanding any requirement for approval or consent by any person, and shall vest the Buyer and the applicable Buyer Designees with the right, title, and interest of the Sellers in and to the Sold Assets as set forth in the Purchase Agreement, as applicable, free and clear of all Interests or Claims of any kind or nature whatsoever (except as otherwise expressly assumed under, or permitted by, the Purchase Agreement).

13. To the maximum extent permitted under applicable law, the Buyer Parties, to the extent provided by the Purchase Agreement, shall be authorized, as of the Closing Date, to operate under any license, permit, registration, and governmental authorization or approval of the Sellers constituting Sold Assets, and all such licenses, permits, registrations, and governmental authorizations and approvals are deemed to have been, and hereby are directed to be, transferred as of the Closing Date as provided by the Purchase Agreement. To the extent provided by section 525 of the Bankruptcy Code, no Governmental Unit may revoke or suspend any grant, permit, or license relating to the operation of the Sold Assets on account of the filing or pendency of these chapter 11 cases or the consummation of the Sale. Any and all documents and instruments necessary and appropriate to consummate the Sale set forth in the Purchase Agreement shall be binding upon and shall govern acts of each and every federal, state, and local governmental agency or department. This Sale Order is deemed to be in recordable form sufficient to be placed in the filing or recording system of each and every federal, state, or local government agency, department, or office.

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14. All entities that are presently, or on the Closing Date may be, in possession of some or all of the Sold Assets (wherever located) are hereby directed to surrender possession of such Sold Assets to the Buyer, any Buyer Designees or their respective successors and assigns on the Closing Date.

15. Upon consummation of the Sale set forth in the Purchase Agreement, if any person or entity that has filed financing statements, mortgages, mechanic’s liens, lis pendens, or other documents or agreements evidencing Interests or Claims against or in the Sold Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfactions, releases of all Interests or Claims that the person or entity has with respect to the Sold Assets (unless otherwise assumed under, or permitted by, the Purchase Agreement), or otherwise, then (a) the Debtors are hereby authorized to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Sold Assets and (b) the Buyer is hereby authorized to file, register, or otherwise record a certified copy of this Sale Order, which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all Interests or Claims in the Sold Assets of any kind or nature (except as otherwise assumed under, or permitted by, the Purchase Agreement); provided that, notwithstanding anything in this Sale Order or the Purchase Agreement to the contrary, the provisions of this Sale Order shall be self-executing, and neither the Debtors nor the Buyer shall be required to execute or file releases, termination statements, assignments, consents, or other instruments in order to effectuate, consummate, and implement the provisions of this Sale Order

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and the Purchase Agreement. For the avoidance of doubt, upon consummation of the Sale as set forth in the Purchase Agreement, the Buyer is authorized to file termination statements, lien terminations, or other amendments in any required jurisdiction to remove and record, notice filings or financing statements recorded to attach, perfect, or otherwise notice any lien or encumbrance that is extinguished or otherwise released pursuant to this Sale Order under section 363 and the related provisions of the Bankruptcy Code.

16. Except to the extent included in Assumed Liabilities or Permitted Encumbrances, or to enforce the Purchase Agreement, all persons and/or entities, including all lenders, debt security holders, equity security holders, governmental, tax, and regulatory authorities, parties to executory contracts and unexpired leases, contract counterparties, customers, licensors, litigation claimants, employees and former employees, dealers and sale representatives, and trade or other creditors holding Interests or Claims against the Debtors or the Sold Assets, arising under or out of, in connection with, or in any way relating to, the Sold Assets or the transfer of the Sold Assets, hereby are forever barred, estopped and permanently enjoined from asserting any Interests or Claims (including, without limitation, taking any of the following actions: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree, or order; (c) creating, perfecting, or enforcing any Interest or Claim; (d) asserting an Interest or Claim as a setoff, right of subrogation or recoupment of any kind against any obligation due; (e) commencing or continuing any action in any manner or place that does not comply, or is inconsistent, with the provisions of this Sale Order or the agreements or actions contemplated or taken in respect thereof; or (f) interfering with, preventing, restricting, prohibiting or otherwise enjoining the consummation of the Sale) (i) relating to the Sold Assets or the transfer of the Sold

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Assets against the Buyer, any Buyer Designee, any of their respective successors, assigns, officers, directors, managers, members, partners, principals and direct and indirect equityholders, any of their respective property or the Sold Assets or (ii) relating to the transfer of the Sold Assets against any of the Acquired RAIT Entities, any of their respective successors, assigns, officers, directors, managers, members, partners, principals and direct and indirect equityholders or any of their respective property, in each case other than Assumed Liabilities.

17. No such persons or entities shall assert or pursue any such Interest or Claim against any of the Buyer Parties or any of their respective assets or property.

18. Each of the Buyer, each Buyer Designee, each of their Affiliates, successors or assigns and each of their respective members, partners, principals and direct and indirect equityholders (or equivalent), is not and shall not be: (a) deemed a “successor” in any respect to any Debtor or any Debtor’s estate as a result of the consummation of the transactions contemplated by the Purchase Agreement or any other event occurring in the Debtors’ chapter 11 cases under any theory of law or equity; (b) deemed to have, de facto or otherwise, merged or consolidated with or into any Debtor or any Debtor’s estate; (c) deemed to have a common identity with any Debtor; (d) deemed to have a continuity of enterprise with any Debtor; or (e) deemed to be a continuation or substantial continuation of any Debtor or any enterprise of any Debtor. Each of the Acquired RAIT Entities and each of their respective successors, assigns, members, partners, principals and direct and indirect equityholders (or equivalent), shall not be, as a result of the consummation of the transactions contemplated by the Purchase Agreement: (a) deemed a “successor” in any respect to any Debtor or any Debtor’s estate; (b) deemed to have, de facto or otherwise, merged or consolidated with or into any Debtor or any Debtor’s estate; (c) deemed to have a common identity with any Debtor; (d) deemed to have a continuity of

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enterprise with any Debtor; or (e) deemed to be a continuation or substantial continuation of any Debtor or any enterprise of any Debtor. Each of the Buyer Parties shall not assume, nor be deemed to assume, or in any way be responsible for any liability or obligation of any Debtor and/or any Debtor’s estate including, but not limited to, any bulk sales law, successor liability, liability or responsibility for any claim against any Debtor or against an insider of any Debtor, or similar liability, in each case, except as otherwise expressly provided in the Purchase Agreement. Except as otherwise set forth in the Purchase Agreement, the transfer of the Sold Assets to the Buyer or its designees, successors or assigns under the Purchase Agreement shall not result in: (i) any of the Buyer Parties or any of their respective officers, directors, managers, members, partners, principals and direct and indirect equityholders (or equivalent), or the Sold Assets, having any liability or responsibility for any claim against any of the Debtors or against an insider of any of the Debtors; (ii) any of the Buyer Parties or any of their respective officers, directors, managers, members, partners, principals and direct and indirect equityholders (or equivalent), or the Sold Assets, having any liability whatsoever with respect to or be required to satisfy in any manner, whether at law or in equity, whether by payment, setoff or otherwise, directly or indirectly, any Interests or Claims; or (iii) any of the Buyer Parties or any of their respective officers, directors, managers, members, partners, principals and direct and indirect equityholders (or equivalent), or the Sold Assets, having any liability or responsibility to any of the Debtors except, in each case, as is expressly set forth in the Purchase Agreement.

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19. Without limiting the effect or scope of the foregoing, as of the Closing Date, each of the Buyer Parties and its respective officers, directors, managers, members, partners, principals and direct and indirect equityholders (or equivalent), shall have no successor or vicarious liabilities of any kind or character with respect to the applicable Sold Assets, including, but not limited to: (a) any employment or labor agreements or the termination thereof; (b) any pension, welfare, compensation or other employee benefit plans, agreements, practices and programs, including, without limitation, any pension plan of or related to any of the Debtors or any of the Debtors’ predecessors or any current or former employees of any of the foregoing, or the termination of any of the foregoing; (c) the Debtors’ business operations or the cessation thereof; (d) any litigation involving one or more of the Debtors (provided, however, that, for the avoidance of doubt, this clause (d) shall not apply to any direct, existing liability of any Acquired RAIT Entity with respect to any such litigation that involves both one or more Debtors and one or more Acquired RAIT Entities); (e) any claims of any former employees of any of the Debtors; and (f) any employee, workers’ compensation, occupational disease or unemployment or temporary disability related law, including, without limitation, claims that might otherwise arise under or pursuant to: (i) the Employee Retirement Income Security Act of 1974, as amended; (ii) the Fair Labor Standards Act; (iii) Title VII of the Civil Rights Act of 1964; (iv) the Federal Rehabilitation Act of 1973; (v) the National Labor Relations Act; (vi) the Worker Adjustment and Retraining Notification Act of 1988; (vii) the Age Discrimination and Employee Act of 1967 and Age Discrimination in Employment Act, as amended; (viii) the Americans with Disabilities Act of 1990; (ix) the Consolidated Omnibus Budget Reconciliation Act of 1985; (x) the Multiemployer Pension Plan Amendments Act of 1980; (xi) state and local discrimination laws; (xii) state and local unemployment compensation laws or any other similar state and local laws; (xiii) state workers’ compensation laws; (xiv) any other state, local or federal employee benefit laws, regulations or rules or other state, local or federal laws, regulations or rules relating to, wages, benefits, employment or termination of employment with any or all of the Debtors or any of the Debtors’ predecessors; (xv) any antitrust laws; (xvi) any product liability or similar laws,

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whether state or federal or otherwise; (xvii) any environmental laws, rules, or regulations, including, without limitation, under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601, et seq., or similar state statutes; (xviii) any bulk sales or similar laws; (xix) any federal, state or local tax statutes, regulations or ordinances, including, without limitation, the Internal Revenue Code of 1986, as amended; or (xx) any common law doctrine of de facto merger or successor or transferee liability, successor-in-interest liability theory or any other theory of or related to successor liability, whether known or unknown as of the Closing Date, now existing or hereafter arising, whether asserted or unasserted, fixed or contingent, or liquidated or unliquidated with respect to any of the Debtors or any obligations of any of the Debtors arising prior to the Closing Date, including, but not limited to, liabilities on account of any taxes arising, accruing or payable under, out of, in connection with, or in any way relating to, the Sold Assets or the Purchase Agreement, except as otherwise set forth in this Sale Order.

20. The Debtors shall not take any action (including by tax reporting or otherwise) which would cause the Sale not to be treated as a taxable sale of assets for federal income tax purposes. Until the first day following the end of the tax year in which the Sale is consummated, (a) RAIT Financial Trust shall not take or omit to take any action if such action or omission could cause RAIT Financial Trust to not be organized or operated in conformity with the requirements for qualification and taxation as a real estate investment trust under 26 U.S.C. § 856 (“REIT”), and (b) Debtors shall not make any payment, distribution or other disposition of cash proceeds of the Sale to the extent such payment, distribution or other disposition would reduce the cash and cash equivalents held by RAIT Financial Trust below the minimum amount required for RAIT Financial Trust to continue to satisfy the necessary asset test to qualify as a REIT.

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21. As of and after the Closing Date: (a) each of the Debtors’ creditors is hereby authorized and directed to execute such documents and take all other actions as may be necessary to release its Interests or Claims in the Sold Assets (if any) as such Interests or Claims may have been recorded or may otherwise exist; and (b) any Sold Asset that may be subject to a statutory or mechanic’s lien shall be turned over and such liens shall attach to the proceeds of the Sale in the same priority they currently enjoy with respect to the Sold Assets.

22. The Debtors hereby release and forever discharge the Buyer, any Buyer Designee and their respective successors, assigns, officers, directors, managers, members, partners, principals and direct and indirect equityholders (or equivalent) from any and all claims, causes of action, obligations, liabilities, demands, losses, costs and expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent, or direct or derivative, relating to the sale and assignment of the Sold Assets pursuant to the Purchase Agreement; provided, however, that nothing herein shall release or discharge the Buyer from (a) any obligations under the Purchase Agreement or related documents or (b) any Claim that the Debtors have or may have against any Person that serves as a collateral manager, servicer, trustee, agent or in a similar capacity, with respect to any asset or obligations of the RAIT Entities.

23. Subject to the Purchase Agreement, the Buyer is hereby authorized in connection with the consummation of the Sale to transfer or direct the transfer of any or all of the Sold Assets (or any rights to acquire the Sold Assets, including the right to directly acquire the Equity Interests of St. Pete Beach Holdings, LLC in accordance with Section 5.3 of the Purchase Agreement) to any Buyer Designee in a manner as it, in its sole and absolute discretion, deems appropriate and to assign, sublease, sublicense, transfer or otherwise dispose of any of the Sold Assets to a Buyer Designee with all of the rights and protections accorded under this Sale Order and the Purchase Agreement, and the Debtors shall cooperate with and take all actions requested by the Buyer to effectuate any of the foregoing.

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Additional Provisions

24. Stay Relief. The automatic stay pursuant to section 362 is hereby lifted with respect to the Debtors solely to the extent necessary, without further order of this Court, to allow the Buyer or its designees, successors or assigns to: (a) deliver any notice provided for in the Purchase Agreement and any ancillary documents; and (b) take any and all actions permitted under the Purchase Agreement and any ancillary documents in accordance with the terms and conditions thereof. Except to the extent specifically provided for in this Sale Order, nothing in this Sale Order shall modify, lift, or in any way effect the automatic stay pursuant to section 362 with respect to the Debtors, their estates or their property.

25. Bulk Transfer Laws. Each of the Sellers and the Buyer hereby waive, and shall be deemed to waive, any requirement of compliance with, and any claims related to non-compliance with, the provisions of any bulk sales, bulk transfer, or similar law of any jurisdiction that may be applicable.

26. Non-Interference. Following the Closing Date, no holder of an Interest or Claim in or against the Debtors or the Sold Assets shall interfere with the Buyer Parties’ title to or use and enjoyment of the Sold Assets based on or related to such Interest or Claim or any actions that the Debtors may take in these chapter 11 cases or any successor cases.

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27. Authorization. The Debtors, including their respective officers, employees and agents, are hereby authorized to execute such documents and do such acts as are necessary, appropriate or desirable to carry out the transactions contemplated by the terms and conditions of the Purchase Agreement and this Sale Order (including, without limitation, causing their respective direct and indirect Subsidiaries to execute documents, transfer the Purchased Assets owned by such Subsidiaries or take other actions that are necessary, appropriate or desirable to carry out the transactions contemplated by the terms and conditions of the Purchase Agreement and this Sale Order). The Debtors shall be, and they hereby are, authorized to take all such actions as may be necessary, appropriate or desirable to effectuate the terms of the Purchase Agreement, the Intercompany Termination Agreement, if applicable, this Sale Order and the relief granted pursuant to this Sale Order (including, without limitation, causing their respective direct and indirect Subsidiaries to take all actions that are necessary, appropriate or desirable to effectuate the terms of the Purchase Agreement, the Intercompany Termination Agreement, this Sale Order and the relief granted pursuant to this Sale Order).

28. Good Faith. The Sale contemplated by the Purchase Agreement is undertaken by the Buyer (including any Buyer Designees or any of the Buyer’s or the Buyer Designees’ respective Affiliates, successors and assigns) without collusion and in good faith, as that term is defined in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale (including the sale of the Sold Assets free and clear of all Interests or Claims (unless otherwise assumed under, or permitted by, the Purchase Agreement)), unless such authorization and consummation of the Sale are duly stayed pending such appeal. The Buyer (including any Buyer Designees or any of the Buyer’s or the Buyer Designees’ respective Affiliates, successors and assigns) is a good-faith buyer within the meaning of section 363(m) of the Bankruptcy Code and, as such, is entitled to the full protections of section 363(m) of the Bankruptcy Code. As a good-faith purchaser of the Sold Assets, the Buyer (including any Buyer

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Designees or any of the Buyer’s or the Buyer Designees’ respective Affiliates, successors and assigns) has not colluded with any of the other bidders, potential bidders, or any other parties interested in the Sold Assets, and therefore neither the Debtors nor any successor in interest to the Debtors’ estates nor any other party in interest shall be entitled to bring an action against the Buyer, any Buyer Designees or any of the Buyer’s or the Buyer Designees’ respective Affiliates, successors and assigns, as a result thereof, and the sale of the Sold Assets may not be avoided, in each case pursuant to section 363(n) of the Bankruptcy Code.

29. Cooperation. From time to time, as and when requested by any party, each party to the Purchase Agreement shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the Sale, including such actions as may be necessary to vest, perfect or confirm, of record or otherwise, in the Buyer or the applicable Buyer Designees, its right, title and interest in and to the Sold Assets.

30. Chapter 11 Plan. Nothing contained in any plan of reorganization or liquidation, or order of any type or kind entered in these chapter 11 cases, any subsequent chapter 7 or chapter 11 case of the Debtors, or any related proceeding subsequent to entry of this Sale Order, shall conflict with or derogate from the provisions of the Purchase Agreement or the terms of this Sale Order. The failure specifically to include any particular provisions of the Purchase Agreement including any of the documents, agreements, or instruments executed in connection therewith in this Sale Order shall not diminish or impair the efficacy of such provision, document, agreement, or instrument, it being the intent of this Court that the Purchase Agreement and each such document, agreement or instrument be authorized and approved in its entirety.

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31. Computations of Time-Periods. All time periods set forth in this Sale Order shall be calculated in accordance with Bankruptcy Rule 9006(a).

32. Sale Order Governs In Event of Inconsistencies. To the extent that this Sale Order is inconsistent with any prior order or pleading with respect to the Motion in these chapter 11 cases, the terms of this Sale Order shall govern. To the extent of any conflict between the terms of this Sale Order and the Purchase Agreement (including all ancillary documents executed in connection therewith), the terms of this Sale Order shall govern.

33. Modifications. The Purchase Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of this Court.

34. Non-Severability. The provisions of this Sale Order are nonseverable and mutually dependent.

35. No Stay. Notwithstanding the provisions of Bankruptcy Rules 6004(h) or 7062 or any applicable provisions of the Local Bankruptcy Rules, this Sale Order shall not be stayed after the entry hereof, but shall be effective and enforceable immediately upon entry, and the fourteen (14) day stay provided in Bankruptcy Rules 6004(h) is hereby expressly waived and shall not apply.

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36. Retention of Jurisdiction. This Court shall retain jurisdiction to, among other things, interpret, implement, and enforce the terms and provisions of this Sale Order and the Purchase Agreement, all amendments thereto, any waivers and consents thereunder and of each of the agreements executed in connection therewith to which the Debtors are a party or which have been assigned by the Debtors to the Buyer or the applicable Buyer Designees, and to adjudicate, if necessary, any and all disputes concerning or relating in any way to the Sale.

/s/ Brendan L. Shannon
Dated: December 6th, 2019 Wilmington, Delaware	BRENDAN L. SHANNON UNITED STATES BANKRUPTCY JUDGE

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